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                                                                   EXHIBIT 23.6


                [LETTERHEAD OF THE FLYNN COMPANY APPEARS HERE]



                                              April 11, 1997




Boston Properties, Inc.
8 Arlington Street
Boston, Massachusetts 02116

Attention: David R. Barrett, Senior Vice President
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Dear Mr. Barrett:

      In connection with the initial public offering of common stock by Boston Properties, Inc., we hereby consent to the use of our name in the Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission.


                                              Very truly yours,


                                              /s/ Kevin D. Flynn
                                              Kevin D. Flynn


KDF/lak